Exhibit 99.1

Investor Contact:	Media Contact:
Joanne Keates	Catherine Meek
Vice President, Investor Relations	Corporate Communications
(714) 444-8551	(714) 445-5647
joanne.keates@mscsoftware.com	catherine.meek@mscsoftware.com

MSC.Software Announces Limited Third Quarter Financial Information

SANTA ANA, Calif. – October 20, 2005 - MSC.Software Corp. (OTC:  MNSC), today announced limited financial information for the third quarter ended September 30, 2005.  As previously disclosed, MSC.Software will restate its financial statements for the periods subsequent to December 31, 2001. Since the Company is unable to quantify the exact impact of the restatement on its financial results at this time, the Company has limited its quarterly financial disclosure.

The Company continues to work in conjunction with its independent registered accounting firm to complete the financial restatements for the periods subsequent to December 31, 2001.  The Company is approaching the final stages of the restatement process and remains committed to thoroughly and accurately completing the restatement as quickly as possible.  MSC.Software anticipates that the restatement and the Company’s required SEC filings will be completed in the fourth quarter of 2005.

Cash, cash equivalents and investments at September 30, 2005 stood at $102.4 million compared to $109.6 million at June 30, 2005. In the last three fiscal years, cash has decreased from the second quarter to the third quarter, due to seasonal trends in our business.

In the third quarter, in the Americas, major software and services transactions were signed with Lockheed Martin and Spirit Aerosystems. In Europe, during the third quarter, major software and services transactions were signed with British Aerospace, Valeo Engine Cooling, Sukhoi Civil Aircraft and Peugeot.  In Asia-Pacific, major transactions were signed with Aisin AW and Nikon in Japan; with Daewoo Shipbuilding in Korea; Chang’an Auto in the PRC; Arvin Meritor in India, and ResMed in Australia.

“We were pleased with our business execution in the third quarter, with EMEA and AP achieving plan, while in the America’s we have turned the corner and delivered closer to

Third Quarter Financial Release

plan,” commented William Weyand, CEO and Chairman, MSC Software. “Continued penetration of our VPD solutions within our installed base created a number of multi-year, multi-million dollar transactions in the quarter, and confirms MSC is reasserting its leadership position in the aerospace and automotive industries. In addition, we had a number of account wins in emerging markets such as medical devices and consumer products.”

“During the quarter, we continued to strengthen our board of directors and our senior management team with executives who bring valuable enterprise software business expertise to an already excellent team,” continued Mr. Weyand.  “The new MSC team will accelerate our transition into an enterprise solutions provider with a focused product offering that is aligned with our customer needs and the market opportunities.”

Conference Call

A conference call to discuss second quarter results will be held today at 8:30 am Pacific Time. This conference call is being Webcast and can be accessed at the following URL: http://www.mscsoftware.com/ir/, or by dialing in to (800) 374-0151 in the U.S. or to (706) 634-4981 for International callers. To participate in the live conference call, use the following conference ID code: 1185914.

An archived version of the conference call will be available at http://www.mscsoftware.com/ir/.  The teleconference replay will be available for 48 hours after the call at: (800) 642-1687 or Intl. (706) 645-9291 using the conference ID code: 1185914.

About MSC.Software Corporation

MSC.Software (OTC: MNSC) is the leading global provider of virtual product development (VPD) solutions including simulation software and services that help companies make money, save time and reduce costs associated with designing and testing manufactured products.  MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services.  MSC.Software employs more than 1400 people in 23 countries.  For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Other factors which could cause such results to differ materially from those described in the forward-looking statements include delays in developing, completing, or shipping new or enhanced products, the ability to assimilate acquisitions into MSC’s operations, foreign currency translations, and other risks and uncertainties.

Furthermore, information provided herein, which is not historical in nature, including any information related to the anticipated completion of the restatement, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

The MSC.Software Corporate Logo, SimOffice, SimDesigner, MSC, MSC.ADAMS, MSC.Dytran, MSC.EASY5, MSC.Marc, MSC.MasterKey, MSC.Nastran, MSC.Patran, MSC.SimManager and MSC.SOFY are trademarks or registered trademarks of MSC.Software Corporation in the USA and/or other countries.  NASTRAN is a registered trademark of NASA.  All other trademarks belong to their respective owners.

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